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                                                                     EXHIBIT 4.1




           COMMON STOCK                                       COMMON STOCK
          PAR VALUE $.01                                     PAR VALUE .01



  NUMBER                [TECHNICAL OLYMPIC USA, INC. LOGO]                SHARES

C
                           TECHNICAL OLYMPIC USA, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFICATE IS TRANSFERABLE IN         SEE REVERSE FOR CERTAIN DEFINITIONS
 CANTON, MA; NEW JERSEY, NJ; AND                     CUSIP 878483 10 6
       NEW YORK CITY, NY



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THIS CERTIFIES THAT


                                    SPECIMEN


is in the record holder of

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   FULLY PAID AND NONASSESSABLE SHARES OF THE $.01, PAR VALUE COMMON STOCK OF


                          TECHNICAL OLYMPIC USA, INC.


transferable on the books of this corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless duly countersigned by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the corporation has caused the certificate to be signed in facsimile by its duly authorized officers and the facsimile corporate seal to be duly affixed hereto.

         Dated:


           /s/ ANTONIO B. MON                  COUNTERSIGNED AND REGISTERED
               PRESIDENT                         EQUISERV TRUST COMPANY, N.A.
                                                   TRANSFER AGENT AND REGISTRAR,

                                     [SEAL]

           /s/ HOLLY HUBENAK                   By:
               SECRETARY                             AUTHORIZED SIGNATURE